News Release

CONTACTS:

Company:	Investor Relations:
Karen T. Boyd	Deborah K. Pawlowski
Senior Vice President and Treasurer	Kei Advisors LLC
Phone: (229) 873-3837	Phone: (716) 843-3908
investorinfo@sgfc.com	dpawlowski@keiadvisors.com

For Immediate Release

Southwest Georgia Financial Corporation Reports Record Earnings for 2018

MOULTRIE, GEORGIA, January 22, 2019 -- Southwest Georgia Financial Corporation (the “Company”) (NYSE American: SGB), a full-service community bank holding company, today reported results of operations for the fourth quarter and year ended December 31, 2018. Comparisons are to prior-year periods unless otherwise noted.

“2018 was a strong year, highlighted by 14% loan growth and 15% deposit growth. And, while the record level of earnings certainly benefited from lower corporate tax rates, it also reflects significant investments made throughout the organization that were necessary to grow organically in the markets in which we currently operate,” commented DeWitt Drew, President and CEO. “We remain encouraged by our entry into the Tifton market and are keenly focused on achieving strong results in 2019.”

Income Highlights

•       Achieved record annual net income of $4.7 million, up $875 thousand, or 23%.  On a per diluted share basis, earnings were $1.84, up 23%.  Net interest income increased 8%, or $1.3 million, to
$18.6 million, primarily due to growth in average total loans of $32.2 million and an improved asset mix. Further benefiting net income was a 57% decrease in income tax expense due to the 2017 Tax Cuts and Jobs Act.
• Growth in net interest income more than offset a higher provision, which reflected strong loan growth, and $736 thousand increase in noninterest expense that was due in large part to investments made in people, products and processes, and infrastructure, including the completion of a full service banking center in Tifton, GA.
• Fourth quarter net income was $1.2 million, or $0.46 per diluted share, consistent with the fourth quarter last year when excluding the $419 thousand deferred tax impairment charge in last year’s period. Net interest income for the quarter increased $324 thousand to $4.8 million due to an $818 thousand increase in interest and fees on loans, which was partially offset by a $568 thousand increase in interest on deposit accounts.

Balance Sheet Trends

• Total assets grew more than 9% to $534.7 million, driven by healthy loan growth of $46.6 million, or 14%, to $376.8 million at period end.
•       Growth in the loan portfolio was funded by an increase in total deposits of $58.6 million, or nearly 15%, to $455.6 million at December 31, 2018.  Given the increasing rate environment and a new business checking product aimed at retaining deposits, the mix has shifted with interest-bearing deposits up 31% to
$351.9 million and noninterest-bearing deposits down 19% to $103.7 million. Federal Home Loan Bank Advances were down $15.4 million at year-end due to the strong deposit gathering activities during the year.

Capital Management

• Book value grew 6% to $17.20 per share.
• The Company has a Total Risk-Based Capital Ratio of 12.91%, a Common Equity Tier 1 Capital Ratio of 12.02%, and a Leverage Capital Ratio of 8.97%, all measurably above the federal “well capitalized” standard.

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• In December 2018, the Company paid a quarterly cash dividend of $0.12 per common share and for the full year paid $0.47 per share, up 7%. Southwest Georgia Financial Corporation or its predecessor, Southwest Georgia Bank, has paid cash dividends for 90 consecutive years.

Webcast and Conference Call

The Company will host a conference call and webcast on Tuesday, January 22, 2019 at 1:00 p.m. ET. Management will review the financial and operating results for the fourth quarter and full year 2018, as well as the Company’s strategy and outlook. A question and answer session will follow the formal discussion.

The conference call can be accessed by calling (201) 689-8263. Alternatively, the webcast can be monitored at www.sgb.bank.

A telephonic replay will be available from 4:00 p.m. ET on the day of the teleconference until Tuesday,
January 29, 2019. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13686181, or access the webcast replay at www.sgb.bank/investor-relations, where a transcript will be posted once available.

About Southwest Georgia Financial Corporation

Southwest Georgia Financial Corporation is a state-chartered bank holding company with approximately
$535 million in assets headquartered in Moultrie, Georgia. Its primary subsidiary, Southwest Georgia Bank, offers comprehensive financial services to consumer, business, and government customers. The current banking facilities include the main office located in Colquitt County, and branch offices located in Baker County, Worth County, Lowndes County, and Tift County. In addition to conventional banking services, the Company provides investment planning and management, trust management, and commercial and individual insurance products. Insurance products and advice are provided by Southwest Georgia Insurance Services, which is located in Colquitt County. The Company routinely posts news and other important information on its website.

More information on Southwest Georgia Financial Corporation and Southwest Georgia Bank can be found at: www.sgb.bank.

SAFE HARBOR STATEMENT
This news release contains forward-looking statements, as defined by federal securities laws, including statements about the Company’s financial outlook. These statements are based on current expectations and are provided to assist in the understanding of future financial performance. Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Important factors that could cause actual results to differ materially from those contemplated today include a change in the Company’s capital structure, new or expanded regulatory requirements, the success of the Company’s growth strategy, customer preferences, the interest rate environment and other factors described in the Company’s filings with the Securities and Exchange Commission, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q under the sections entitled “Forward-Looking Statements” and “Risk Factors”. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law.

Financial tables follow.

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 SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED STATEMENT OF CONDITION

(Dollars in thousands except per share data)

	(Unaudited)	(Audited)	(Audited)
	December 31,	December 31,	December 31,
	2018	2017	2016
ASSETS
Cash and due from banks	$14,051	$11,143	$7,700
Interest-bearing deposits in banks	21,448	22,995	18,819
Certificates of deposit in other banks	2,732	1,985	0
Investment securities available for sale	58,314	54,364	53,566
Investment securities held to maturity	36,827	44,591	54,603
Federal Home Loan Bank stock, at cost	1,820	2,438	1,874
Loans, less unearned income and discount	376,750	330,173	292,524
Allowance for loan losses	(3,429)	(3,044)	(3,124)
Net loans	373,321	327,129	289,400
Premises and equipment	14,574	12,250	11,209
Bank properties held for sale	0	212	212
Foreclosed assets, net	128	759	127
Intangible assets	4	20	35
Bank owned life insurance	6,717	6,553	5,357
Other assets	4,765	4,633	5,599
Total assets	$534,701	$489,072	$448,501
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Interest bearing business checking	$28,071	$0	$0
NOW accounts	35,816	25,871	47,420
Money market	158,730	129,040	95,659
Savings	31,849	30,794	29,007
Certificates of deposit $100,000 and over	47,808	46,053	43,235
Other time accounts	49,671	37,579	39,524
Total interest-bearing deposits	351,945	269,337	254,845
Noninterest-bearing deposits	103,695	127,669	116,648
Total deposits	455,640	397,006	371,493

Other borrowings	10,457	17,971	8,448
Long-term debt	21,171	29,057	26,029
Accounts payable and accrued liabilities	3,650	3,895	4,109
Total liabilities	490,918	447,929	410,079
Shareholders' equity:
Common stock - par value $1; 5,000,000 shares
authorized; 2,545,776 shares issued (*)	2,546	4,294	4,294
Additional paid-in capital	18,419	31,701	31,701
Retained earnings	25,005	33,021	30,333
Accumulated other comprehensive income	(2,187)	(1,630)	(1,786)
Total	43,783	67,386	64,542
Treasury stock - at cost (**)	(0)	(26,243)	(26,120)
Total shareholders' equity	43,783	41,143	38,422
Total liabilities and shareholders' equity	$534,701	$489,072	$448,501

* Common stock - shares outstanding	2,545,776	2,541,505	2,547,437
** Treasury stock - shares	0	1,752,330	1,746,398

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 SOUTHWEST GEORGIA FINANCIAL CORPORATION

CONSOLIDATED INCOME STATEMENT (unaudited*)

(Dollars in thousands except per share data)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2018*	2017*	2018*	2017
Interest income:
Interest and fees on loans	$5,122	$4,303	$18,762	$16,299
Interest and dividend on securities available for sale	368	322	1,427	1,318
Interest on securities held to maturity	236	282	1,027	1,198
Dividends on Federal Home Loan Bank stock	33	29	145	101
Interest on deposits in banks	128	70	485	195
Interest on certificates of deposit in other banks	13	12	48	35
Total interest income	5,900	5,018	21,894	19,146
Interest expense:
Interest on deposits	900	333	2,383	1,154
Interest on federal funds purchased	0	0	1	1
Interest on other borrowings	57	110	396	224
Interest on long-term debt	159	116	542	523
Total interest expense	1,116	559	3,322	1,902
Net interest income	4,784	4,459	18,572	17,244
Provision for loan losses	226	75	830	300
Net interest income after provision for losses on loans	4,558	4,384	17,742	16,944
Noninterest income:
Service charges on deposit accounts	279	218	1,015	1,005
Income from trust services	56	55	235	219
Income from retail brokerage services	125	82	399	362
Income from insurance services	409	365	1,604	1,523
Income from mortgage banking services	1	1	2	155
Net gain (loss) on the sale or disposition of assets	(72)	0	(80)	(9)
Net gain (loss) on the sale of securities	(165)	0	(165)	187
Net gain on extinguishment of debt	318	0	318	0
Other income	213	239	868	870
Total noninterest income	1,164	960	4,196	4,312
Noninterest expense:
Salary and employee benefits	2,478	2,297	9,638	9,251
Occupancy expense	275	279	1,195	1,124
Equipment expense	349	217	933	850
Data processing expense	357	368	1,445	1,513
Amortization of intangible assets	4	4	16	16
Other operating expense	825	727	3,338	3,075
Total noninterest expense	4,288	3,892	16,565	15,829
Income before income tax expense	1,434	1,452	5,374	5,427
Provision for income taxes	275	735	691	1,620
Net income	$1,159	$717	$4,682	$3,807
Net income per share, basic	$0.46	$0.28	$1.84	$1.49
Net income per share, diluted	$0.46	$0.28	$1.84	$1.49
Dividends paid per share	$0.12	$0.11	$0.47	$0.44
Basic weighted average shares outstanding	2,545,776	2,541,505	2,545,565	2,541,505
Diluted weighted average shares outstanding	2,545,776	2,541,499	2,545,565	2,541,504

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 SOUTHWEST GEORGIA FINANCIAL CORPORATION

Financial Highlights

(Dollars in thousands except per share data)

At December 31	2018	2017
Assets	$534,701	$489,072
Loans, less unearned income & discount	$376,750	$330,173
Deposits	$455,640	$397,006
Shareholders' equity	$43,783	$41,143

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Performance Data & Ratios
Net income	$1,159	$717	$4,682	$3,807
Earnings per share, basic	$0.46	$0.28	$1.84	$1.49
Earnings per share, diluted	$0.46	$0.28	$1.84	$1.49
Dividends paid per share	$0.12	$0.11	$0.47	$0.44
Return on assets	0.87%	0.59%	0.92%	0.80%
Return on equity	10.77%	6.91%	11.09%	9.41%
Net interest margin (tax equivalent)	3.94%	4.08%	3.99%	4.09%
Dividend payout ratio	26.37%	39.07%	25.55%	29.44%
Efficiency ratio	71.11%	69.32%	71.60%	70.75%

Asset Quality Data & Ratios
Total nonperforming loans	$1,205	$1,675	$1,205	$1,675
Total nonperforming assets	$1,333	$2,434	$1,333	$2,434
Net loan charge offs (recoveries)	$(126)	$239	$444	$381
Reserve for loan losses to total loans	0.91%	0.92%	0.91%	0.92%
Nonperforming loans/total loans	0.32%	0.51%	0.32%	0.51%
Nonperforming assets/total assets	0.25%	0.50%	0.25%	0.50%
Net charge offs (recoveries) / average loans	(0.13%)	0.29%	0.13%	0.12%

Capital Ratios
Average common equity to average total assets	8.12%	8.53%	8.27%	8.55%
Common equity Tier 1 capital ratio	12.02%	12.64%	12.02%	12.64%
Tier 1 capital ratio	12.02%	12.64%	12.02%	12.64%
Tier 1 leverage ratio	8.65%	8.72%	8.65%	8.72%
Total risk based capital ratio	12.91%	13.55%	12.91%	13.55%
Book value per share	$17.20	$16.19	$17.20	$16.19
Tangible book value per share	$17.20	$16.18	$17.20	$16.18

Quarterly	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
Averages	2018	2018	2018	2018	2017

Assets	$529,955	$509,416	$504,308	$497,562	$486,699
Loans, less unearned income & discount	$373,324	$356,981	$337,092	$331,822	$330,842
Deposits	$444,256	$417,092	$412,133	$405,827	$396,746
Equity	$43,016	$42,581	$41,747	$41,466	$41,502
Return on assets	0.87%	0.90%	0.91%	0.99%	0.59%
Return on equity	10.77%	10.74%	11.00%	11.89%	6.91%
Net income	$1,159	$1,144	$1,148	$1,232	$717
Net income per share, basic	$0.46	$0.45	$0.45	$0.48	$0.28
Net income per share, diluted	$0.46	$0.45	$0.45	$0.48	$0.28
Dividends paid per share	$0.12	$0.12	$0.12	$0.11	$0.11

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